UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
_________________________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 26, 2020

M.D.C. Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-8951	84-0622967
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

4350 South Monaco Street, Suite 500, Denver, Colorado 80237

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (303) 773-1100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class		Trading Symbol(s)	Name of each exchange on which registered
Common Stock,	$.01 par value	552676108	New York Stock Exchange
6% Senior Notes due January 2043		552676AQ1	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01.    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On October 26, 2020, the Board of Directors (the “Board”) of M.D.C. Holdings, Inc. (the “Company”), as part of its senior leadership succession planning, appointed Larry A. Mizel, current Chairman and Chief Executive Officer of the Company, as Executive Chairman and David M. Mandarich, current President and Chief Operating Officer of the Company, as President and Chief Executive Officer. As Executive Chairman, Mr. Mizel will continue his leadership role at the Company with active involvement in the Company’s operations, continue to set the strategic direction for the Company and perform similar duties as assigned by the Board. In connection with these changing roles, as of October 26, 2020, the Company and each of Messrs. Mizel and Mandarich (each, an “Executive”) entered into new employment agreements (“Employment Agreements”) that replaced the prior employment agreements with each of the Executives. The material terms of the Employment Agreements are summarized below.

Employment Term: Mr. Mizel’s Employment Agreement has an initial term of December 31, 2022 and Mr. Mandarich’s Employment Agreement has an initial term of December 31, 2024. The Employment Agreements automatically extend for two-year terms unless (i) the Company or the Executive elects to terminate by six months written notice, or (ii) the Executive is terminated earlier.

Base Salaries: The Employment Agreements retain the Executives’ base salaries specified by the prior employment agreements. Mr. Mizel's base salary may not be less than $1,000,000 per year. Mr. Mandarich's base salary may not be less than $830,000 per year. The base salary for the Executive may only be reduced below his prior year's base salary with the consent of the Executive and the Company.

Incentive Compensation: Messrs. Mizel and Mandarich participate in the Company’s annual and long-term incentive compensation plans (“Performance Plans”).

Group Medical Insurance Benefits: The Company provides group medical, dental and vision insurance benefits to Messrs. Mizel and Mandarich. This applies to each of them while he is employed and for the rest of his life after employment. The group medical insurance benefits also provide comparable coverage for the Executive’s spouse for the duration of the Executive’s life and, if she survives the Executive, for an additional sixty months after his death.

Long-Term Disability Benefits: The Company will provide the Executive with long-term disability benefits. Under the benefits, the annual after-tax amount received by the Executive would equal the after-tax amount of his base salary for the year in which he becomes disabled. This long-term disability benefit would be paid monthly until the earlier of the end of the Executive's disability or prior to his becoming totally disabled.

Vacation: The Executive is entitled to receive six weeks of vacation each year without carryover from year to year.

Termination for Cause: An Executive may be terminated for “Cause,” as defined in the Employment Agreements. If terminated for Cause, he will only be entitled to his “Accrued Benefits” of base salary through the termination date, annual incentive compensation earned but unpaid with respect to the year prior to the year of termination, any long-term incentive compensation earned but unpaid with respect to performance periods that ended in the year preceding the year of termination.

“Cause” is defined in the Employment Agreements as: (i) the Executive’s willful refusal to perform material duties reasonably required or requested of him by the Board for thirty days after having received written notice of such refusal from the Board and having failed to commence to perform such duties within such period, (ii) the Executive’s commission of material acts of fraud, dishonesty or misrepresentation in the performance of his duties, (3) any final, non-appealable conviction of the Executive for an act or acts on the Executive’s part constituting a felony under the laws of the United States or any state thereof, or (4) any material uncured breach of the provisions of the confidentiality and non-competition provisions of the Employment Agreement which continues for thirty days after the Executive has received written notice of such breach from the Company.

Termination by the Company without Cause or Termination by the Executive for “Good Reason”: An Executive’s employment may be terminated by the Company at any time without Cause. If so, the Executive, in addition to Accrued Benefits is entitled to a lump sum “Termination Payment” of (i) an amount equal to his aggregate base salary during the 36 months prior to the termination, (ii) an amount equal to 300%, for Mr. Mizel, and 200%, for Mr. Mandarich, of the annual incentive compensation paid for the year prior to termination, and (iii) the lifetime group medical insurance benefits described above. The Termination Payment remains the same as in the prior employment agreements. Under the Employment Agreements, termination without Cause includes the Company's election not to extend the term of the Employment Agreement. If the Executive terminates his employment for “Good Reason” as defined in the Employment Agreements, he is entitled to the same Accrued Benefits and Termination Payment.

“Good Reason” is defined in the Employment Agreements as: (i) a material diminution or change, adverse to the Executive, in the Executive’s positions, titles, status, rank, nature of responsibilities, or authority with the Company, including the Executive’s removal as a member of the Board or if the Executive is not nominated for re-election by the Board, (ii) Mr. Mizel having to report to anyone other than the Board or Mr. Mandarich having to report to anyone other than Mr. Mizel or the Board, (iii) a decrease in the Executive’s annual base salary, annual incentive compensation or long-term incentive compensation opportunity, including the Company’s termination of the Performance Plans or the Company’s amendment of the Performance Plans to provide for payments to the Executive in any calendar year which are less than the amount calculated in accordance with Article III of the Performance Plans, as the same may be amended from time to time, without the Executive’s written consent, (iv) a material reduction in the aggregate benefits for which the Executive is eligible under the Company’s benefit plans, (v) the Company requiring the Executive to relocate to another place of employment more than fifty miles from his primary residence, or (vi) a material breach by the Company of the Employment Agreement or any equity award agreement.

Change in Control Provisions: If the Executive’s employment is terminated by the Company within two years following a “Change in Control” (as defined in the Performance Plan) of the Company occurs, the Executive will receive his Accrued Benefits and the Termination Payment.

“Change in Control” is defined in the Performance Plan as the occurrence of:
(a) the acquisition by any individual, entity, or group (within the meaning of Sections 13(d)(3) or 14(d)(2) of the Exchange Act (a “Person”) of “beneficial ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% of the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors;
(b) the individual directors of the Board as of the Effective Date (the “Incumbent Directors”) cease to constitute at least half of the Board within a twelve-month period; provided, however, that for purposes of this paragraph, any new director whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least a of two-thirds of the Incumbent Directors at the beginning of such twelve-month period shall be considered an Incumbent Director;
(c) consummation, in one transaction or a series of related transactions, of a reorganization, merger, or consolidation of the Company or sale or other disposition, direct or indirect, of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination, the Persons who were the “beneficial owners” of outstanding voting securities of the Company immediately prior to such Business Combination “beneficially own,” by reason of such ownership of the Company’s voting securities immediately before the Business Combination, more than 50% of the combined voting power of the company resulting from such Business Combination (including, without limitation, a company which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership of the outstanding voting securities of the Company immediately prior to such Business Combination; or
(d) approval by those Persons holding the voting securities of the Company of a complete liquidation or dissolution of the Company.

Termination due to Retirement, Death, Presumed Death or Disability: If the Executive’s employment hereunder is terminated due to the Executive’s “Retirement” as defined in the Employment Agreement, death, presumed death or disability, the Executive, or the Executive’s beneficiary or estate, as applicable, will receive the Accrued Benefits and the Termination Payment. Retirement means the termination at the election of the Executive of the Executive’s employment after December 31, 2022 in the case of Mr. Mizel and December 31, 2024 in the case of Mr. Mandarich or the non-renewal by the Executive of the Employment Agreement after his respective initial term.

Auto-Acceleration of Awards: The Employment Agreements provide that in the event of a Retirement, death, presumed death, total disability, termination of the Executive’s employment by the Company without Cause (which includes a non-renewal by the Company of the Employment Agreement for each additional term) or termination by the employee for Good Reason, or in the event of a Change in Control following which the employment of the Executive is terminated by the Company, all outstanding non-vested awards under the Company’s equity incentive plans will be fully vested, exercisable, and/or payable at the maximum level regardless of whether all vesting conditions relating to length of service, attainment of performance goals, or otherwise have been satisfied. In the case of outstanding performance share unit (“PSU”) awards that are outstanding on the date of the Executive’s Retirement, the number of shares to be issued and delivered to the Executive, if any, for such outstanding PSUs will be determined at the end of the three-year performance period in which such Retirement occurs, as certified by the compensation committee of the Board, and will be issued and paid to the Executive as though he continued to be employed through the end of the performance period.

In connection with the auto-acceleration of awards, the Company will amend the Executives’ existing PSU and other award agreements, as necessary, to conform them to the terms of the Employment Agreements.

Excess Parachute Payments: Certain payments that Messrs. Mizel and Mandarich may receive could be subject to an excise tax as an “excess parachute payment” under the Internal Revenue Code. This could occur following a Change in Control or through other payments made to the Executives. The Employment Agreements provide that any such payments will be reduced so that the maximum amount of such payments (after reduction) will be one dollar less that the amount that would cause such payments to be subject to the excise tax.

Copies of the Employment Agreements are included as Exhibits 10.1 and 10.2 to this report. A copy of the Company’s press release announcing these senior leadership changes is included as Exhibit 99.1 to this report.

ITEM 2.02.     RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On October 29, 2020, M.D.C. Holdings, Inc. issued a press release reporting its results of operations for the third quarter of 2020. A copy of the press release is furnished as Exhibit 99.1 to this Current Report.

The information in Item 2.02 of this Current Report, including the press release, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as expressly set forth by specific reference in such filing.

ITEM 5.02.    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(b)    On October 29, 2020, M.D.C. Holdings, Inc. (the “Company”) announced that, after 26 years of service, Michael Touff would be retiring as General Counsel and as an executive officer of the Company, effective as of the close of business on October 30. Mr. Touff will continue to be employed by the Company on a limited basis, retaining the title of Senior Vice President.

The information in Item 1.01 is also incorporated by reference.

ITEM 8.01.    AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On October 26, 2020, the Board adopted an amendment to the Company’s Bylaws to remove the requirement that the Chairman of the Board of Directors also be the Chief Executive Officer of the Company. The amendment also provides that the Chairman of the Board of Directors may be an Executive Chairman or a non-executive Chairman, as determined by the Board.

A copy of the Amendment of Bylaws is included as Exhibit 3.1 to this report.

ITEM 8.01.    OTHER EVENTS

Effective as of November 1, 2020, Rebecca Givens, who has been serving as the Company’s Senior Vice President – Legal since July 15, 2020, will be appointed as Senior Vice President and General Counsel and designated as an executive officer and named executive officer of the Company. Ms. Givens previously was a real estate attorney for the Company and, most recently, served as General Counsel for Spectrum Retirement Communities, LLC.

ITEM 9.01.     FINANCIAL STATEMENTS AND EXHIBITS

(d)     Exhibits

Exhibit Number	Description

3.1	Amendment to the Bylaws of the Company
10.1	Employment Agreement dated as of October 26, 2020, between Larry A. Mizel and the Company
10.2	Employment Agreement dated as of October 26, 2020, between David D. Mandarich and the Company
99.1	Press Release dated October 29, 2020
104	Cover Page Interactive Data file (formatted in Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
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M.D.C. HOLDINGS, INC.

Dated:	October 29, 2020	By:	/s/ Joseph H. Fretz
Joseph H. Fretz
Secretary and Corporate Counsel